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                                                                    Exhibit 99.1

(Front)

[LOGO]
                                                                     PROXY

                        AMERICAN FREIGHTWAYS CORPORATION

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
             THE SPECIAL MEETING OF SHAREHOLDERS, FEBRUARY ___, 2001

The undersigned shareholder(s) of American Freightways Corporation hereby appoint F.S. (Sheridan) Garrison and Tom Garrison, and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with full power of substitution, to vote, as specified on the reverse side hereof, all shares the undersigned is entitled to vote at the Special Meeting of Shareholders of American Freightways Corporation to be held at [the Comfort Inn Convention Center, 1210 Hwy. 62-65 North, Harrison, Arkansas] on [day], February ___, 2001 at 10:00 a.m., central time, and at any postponements or adjournments thereof.

IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF AMERICAN FREIGHTWAYS CORPORATION.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or at any postponements or adjournments thereof.

Please sign exactly as name(s) appear(s) on this card. Joint owners should each sign. Attorneys, executors, trustees, administrators and others acting in a representative capacity should indicate title when signing.

You are encouraged to specify your choice by marking the appropriate box on the reverse side, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The proxy holders cannot vote your shares unless you sign, date and return this card.

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

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(Back)

[X] Please mark your votes as in this example.

[LOGO]
AMERICAN FREIGHTWAYS CORPORATION

CONTROL NUMBER:
RECORD DATE SHARES:

Please be sure to sign and date this proxy.


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Date

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Shareholder sign here                         Co-owner sign here

The Board of Directors of American Freightways Corporation recommends that you vote FOR Proposal 1.

1. To approve and adopt the Agreement and Plan of Merger dated as of November 12, 2000 among American Freightways Corporation, FedEx Corporation and FDX, Inc. and the merger provided for therein, as described in the accompanying proxy statement/prospectus. The merger agreement contemplates, among other things, that American Freightways will become a wholly-owned subsidiary of FedEx, and each outstanding share of American Freightways common stock will be converted into the right to receive that number of shares of FedEx common stock determined by dividing $28.13 by the average closing price per share of FedEx common stock for a defined period of trading days prior to the closing of the merger.

     [ ]  FOR
     [ ]  AGAINST
     [ ]  ABSTAIN

Mark box at right if an address change or comment has been noted on the reverse side of this card. [ ]

PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.